UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2005

Santarus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50651	33-0734433
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 314-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On February 15, 2005, Santarus, Inc. ("Santarus") issued a press release announcing that it is entitled to receive a $10 million milestone payment, plus interest and legal expenses, from TAP Pharmaceutical Products Inc. ("TAP") after Santarus prevailed in a recently held alternative dispute resolution proceeding. A copy of this press release is attached hereto as Exhibit 99.1.

Santarus initiated the alternative dispute resolution process in August 2003, asserting that TAP achieved a development milestone that triggered a $10 million milestone payment under the terms of a sublicense agreement between Santarus and TAP signed in June 2002. The assertion was contested by TAP. In the proceeding, it was determined that Santarus is entitled to receive the milestone payment from TAP within the week.

Item 9.01. Financial Statements and Exhibits.

99.1 -- Press Release, dated Feburary 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santarus, Inc.

February 15, 2005	By:	Gerald T. Proehl

Name: Gerald T. Proehl
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 15, 2005